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EXHIBIT 21

CHECKPOINT SYSTEMS, INC.  SUBSIDIARIES

Checkpoint Systems, S.A. - Argentina
Checkpoint Meto Australia Pty. Ltd. - Australia
Meto Australia Pty. Ltd. - Australia
Meto G.m.b.H. - Austria
Checkpoint FSC, Inc. - Barbados
Actron Belgium and Luxemborg N.V. - Belgium
Checkpoint Europe N.V.
Checkpoint Systems Belgium N.V. - Belgium
D & D Security N.V. - Belgium
Meto N.V. - Belgium
Checkpoint do Brasil Ltda. - Brazil
Checkpoint Canada, Inc. - Canada
Meto Canada, Inc. - Canada
Checkpoint Systems s.p.o. - Czech Republic
Checkpoint Systems Danmark A/S - Denmark
Checkpoint Meto Finland OY. - Finland
Checkpoint Systems France S.A. - France
Checkpoint Systems Deutschland G.m.b.H. - Germany
Checkpoint Systems G.m.b.H. - Germany
Checkpoint Systems Holding G.m.b.H. - Germany
Checkpoint Systems International G.m.b.H. - Germany
Checkpoint Systems Europe G.m.b.H.  - Germany
Go East Ltd. - Gibraltar
Checkpoint Systems Hong Kong Ltd. - Hong Kong
Checkpoint Systems Kft - Hungary
Checkpoint Systems Italia S.p.A. - Italy
Checkpoint Systems Japan Co. Ltd. - Japan
Checkpoint Manufacturing Japan Co. Ltd. - Japan
UAB Checkpoint Vilnius - Lithuania
Checkpoint Systems (M) Sdn. Bhd. - Malaysia
Checkpoint Systems Sales (M) Sdn. Bhd. - Malaysia
Checkpoint de Mexico, S.A. de C.V. - Mexico
Checkpoint Holland Holding B.V. - The Netherlands
Checkpoint Holland Trading B.V. - The Netherlands
Checkpoint Meto Benelux B.V. - The Netherlands
Checkpoint Systems Europe B.V. - The Netherlands
ID Systems Europe B.V. - The Netherlands
ID Systems Productie B.V. - The Netherlands
Kimball Systems B.V. - The Netherlands
Checkpoint Systems Ltd. - New Zealand
Checkpoint Meto Norge A/S - Norway
Comptag Checkpoint Systems A/S - Norway
Checkpoint Systems (CEE) Spolka z.o.o. - Poland
Checkpoint Portugal Sistemas Anti-Furto, S.A. - Portugal
Checkpoint Systems (SK) s.r.o.- Slovakia
Actron Sistemas De Seguidad S.A. - Spain
Checkpoint Systems Espana S.A.- Spain
Jinnestal Tryckeri A.B. - Sweden
Checkpoint Systems Sverige A.B. - Sweden
Turn-O-Matic A.B. - Sweden
Actron Entwicklungs A.G. - Switzerland
Checkpoint Actron A.G. - Switzerland
Checkpoint Export A.G. - Switzerland
Checkpoint Systems A.G. - Switzerland
Actron Group Ltd. - United Kingdom
Actron U.K. Ltd. - United Kingdom
Checkpoint Systems U.K. Ltd. - United Kingdom
Evagard Ltd. - United Kingdom
Meto U.K. Ltd. - United Kingdom
Checkpoint Caribbean, Inc. - USA
Checkpoint Security Systems Group, Inc. - USA
Checkpoint Systems, Inc. of Puerto Rico, Inc. - USA